MARSHALL FUNDS, INC.

AND

M&I INVESTMENT MANAGEMENT CORP.

AMENDED AND RESTATED CODE OF ETHICS

1.	Statement of General Fiduciary Principles

This Code of Ethics is based on the principles that (i) Supervised Persons (as such term is hereinafter defined) owe a fiduciary duty to, among others, the shareholders of the Investment Company and the clients of the Adviser to conduct their personal transactions in Securities in a manner which neither interferes with Investment Company or other client portfolio transactions nor otherwise takes unfair or inappropriate advantage of a Supervised Person’s relationship to the Investment Company or other clients; (ii) in complying with this fiduciary duty, Supervised Persons owe shareholders and clients the highest duty of trust and fair dealing; and (iii) Supervised Persons must, in all instances, place the interests of the shareholders of the Investment Company or clients of the Adviser ahead of the Supervised Person’s own personal interests or the interests of others. For example, in order to avoid the appearance of conflict from a personal transaction in a Security, the failure to recommend that Security to, or the failure to purchase that Security for, the Investment Company or Advisory Clients may be considered a violation of this Code.

Supervised Persons must adhere to these general fiduciary principles and applicable Federal Securities Laws, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the Associated Procedures will not automatically insulate a Supervised Person from scrutiny in instances where the personal transactions in a Security undertaken by such Supervised Person show a pattern of abuse of such Supervised Person’s fiduciary duty to the Investment Company and its shareholders and the Adviser and its clients or a failure to adhere to these general fiduciary principles.

2.	Definitions

(a)	“Access Person” means (i) any Advisory Person of the Adviser or Marshall Funds, Inc.; (ii) any Supervised Person who has access to nonpublic information regarding any Advisory Clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of the Investment Company; and (iii) any Supervised Person who is involved in making securities recommendations to Advisory Clients, or who has access to such recommendations that are nonpublic. All of the directors and officers of the Adviser and Marshall Funds, Inc. are presumed to be Access Persons.

(b)	“Adviser” means M&I Investment Management Corp. (“IMC”).

Effective 8/1/2006	1

(c)	“Advisory Client” means any client (including investment companies, managed accounts, and trust accounts) for which IMC serves as an investment adviser, renders investment advice, or makes investment decisions.

(d)	“Advisory Person” means (i) any director, officer, or employee of the Adviser (or of any company in a control relationship to the Adviser or Marshall Funds, Inc.), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the current purchases or sales of a Security by an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser or Marshall Funds, Inc. who normally obtains information concerning current recommendations made to an Advisory Client with regard to the purchases or sales of a Security.

(e)	“Associated Procedures” means those policies, procedures and/or statements that have been adopted by the Adviser, and which are designed to supplement this Code and its provisions.

(f)	A Security is “being considered for purchase or sale” when a recommendation to purchase or sell a Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(g)	“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Securities; or (iii) receives any benefits substantially equivalent to those of ownership. In addition to an Access Person’s own accounts, a person is presumed to be the beneficial owner of Securities held by immediate family members sharing the Access Person’s household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or equivalent domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships).

(h)	“Chief Compliance Officer” means the Chief Compliance Officer of the Adviser.

(i)	“Code” means this Code of Ethics.

(j)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

Effective 8/1/2006	2

(k)	“Disinterested Director” means a director or trustee of Marshall Funds, Inc. who is not an “interested person” of the Marshall Funds, Inc. within the meaning of Section 2(a)(19) of the 1940 Act.

(l)	“Federal Securities Laws” include the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, and the Bank Secrecy Act, all as amended from time to time, and the rules and regulations thereunder.

(m)	“Investment Company” means each registered investment company (and any series or portfolios of such company) that is advised or sub-advised by the Adviser. As the context requires, “Investment Company” may refer to one or more investment companies.

(n)	“Investment Personnel” include: Access Persons with direct responsibility and authority to make investment decisions affecting the Advisory Client portfolios (such as fund or portfolio managers); Access Persons who provide information and advice to such managers (such as securities analysts); and Access Persons who assist in executing investment decisions for the Advisory Clients (such as traders). As the context requires, “Investment Personnel” may refer to one or more Access Persons.

(o)	“Public Company” means any entity subject to the reporting requirements of the Securities Exchange Act of 1934.

(p)	“Purchase or sale of a Security” includes the writing of an option to purchase or sell a Security.

(q)	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall include: equity and debt securities; options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; shares of exchange-traded funds (“ETFs”) and Related Securities. “Related Securities” are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security. For purposes of reporting, “Security” shall include futures contracts. “Security” shall not include: securities issued by the Government of the United States (including short-term debt securities which are U.S. government securities pursuant to Section 2(a)(16) of the 1940 Act); bankers acceptances; bank certificates of deposit; commercial paper; shares of money market funds; shares of other open-end mutual funds registered under the 1940 Act, unless the Adviser or its control affiliate acts as the investment adviser or principal underwriter for the fund (i.e., unaffiliated funds); units of a unit investment trust if the trust is invested exclusively in unaffiliated mutual funds; and such other instruments as may be determined by the Investment Company’s Board of Directors, from time to time.

Effective 8/1/2006	3

(r)	“Supervised Person” means any employee of the Adviser. The Chief Compliance Officer (or his or her designee) will maintain a list of all Supervised Persons and provide each Supervised Person with this Code and any amendments.

(s)	“1940 Act” means the Investment Company Act of 1940, as amended.

3.	Exempted Transactions

The provisions of Sections 4 and 5 of this Code shall not apply to:

(a)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

(b)	Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer; or (upon advance notification and approval of the Chief Compliance Officer) are part of an offering made available to a spouse of an Access Person solely by virtue of that spouse’s employment.

(c)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

4.	Pre-Clearance Requirement

(a)	With the exception of (i) purchases or sales of 2,000 shares or less in a public company whose market capitalization is greater than $5 billion at the time of the purchase or sale or (ii) purchases or sales in ETFs, Access Persons must pre-clear every purchase or sale of a Security in which the Access Person has a beneficial ownership (including transactions in pension or profit-sharing plans), in accordance with the following:

i.	Securities must be pre-cleared using the IMC Personal Transaction Program.

ii.	Access Persons without access to the IMC Personal Transaction Program must contact the Chief Compliance Officer (or his or her designee) for forms (Exhibit A) to be used when submitting pre-clearance requests.

(b)	Pre-clearance approval remains in effect until the end of the business day.

(c)	Pre-clearance approval and the receipt of express prior pre-clearance approval does not exempt you from the prohibitions outlined in this Code.

(d)	When trading options, the Access Person must pre-clear the underlying security before entering into the option contract.

(e)	Pre-clearance requirements do not apply to Disinterested Directors.

Effective 8/1/2006	4

5.	Prohibited Transactions and Activities

(a)	No Access Person or immediate family member sharing the Access Person’s household shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

i.	is being considered for purchase or sale by an Advisory Client; or

ii.	is being purchased or sold by an Advisory Client.

(b)	Inducing or causing an Advisory Client to take action, or to fail to take action, for the purpose of achieving a personal benefit, rather than a benefit for the Advisory Client, is a violation of this Code. Examples of this would include causing an Advisory Client to purchase a Security owned by the Access Person for the purpose of supporting or driving up the price of the Security, and causing the Advisory Client to refrain from selling a Security in an attempt to protect the value of the Access Person’s investment, such as an outstanding option.

(c)	Using knowledge of an Advisory Client’s portfolio transactions to profit by the market effect of such transactions is a violation of this Code. One test which will be applied in determining whether this prohibition has been violated will be to review the Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

(d)	All Access Persons and immediate family members sharing the same household are prohibited from acquiring any Security distributed in an initial public offering (“IPO”), until trading of the Security commences in the secondary market.

(e)	All Access Persons and immediate family members sharing the same household are prohibited from acquiring Securities for their personal accounts in a private placement made by an issuer that is a Public Company, without the express prior approval of the President of the Adviser (or his designee). All Access Persons and immediate family members sharing the same household must preclear with the Chief Compliance Officer purchases in a private placement made by an issuer that is not a Public Company. The President or the Chief Compliance Officer, as appropriate, will maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in a private placement. In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this Investment to the President of the Adviser (or his designee) if the Investment Personnel participates in any subsequent consideration of any potential investment, by an Advisory Client, in the issuer of those Securities. An Advisory Client’s decision to purchase Securities of such an issuer (following a purchase by an Investment Personnel in an approved personal

Effective 8/1/2006	5

transaction) will be subject to an independent review by the President of the Adviser, or his designee, so long as the person conducting such review has no personal interest in the issuer.

(f)	All Access Persons and immediate family members sharing the same household, including all Investment Personnel, are prohibited from executing a personal transaction in any Security on a day during which an Advisory Client has a pending “buy” or “sell” order for that Security, and for seven (7) calendar days after an Advisory Client purchases or sells the same Security. In addition, each manager or analyst is prohibited from purchasing or selling any Security within seven (7) calendar days before a purchase or sale of the same Security by an Advisory Client portfolio managed by the manager or analyst. Further, any purchases or sales of any Security by Investment Personnel (other than a manager for the Advisory Client portfolio in which the Security is purchased or sold), within seven (7) calendar days before an Advisory Client purchases or sells the same Security are subject to review on a case-by-case basis for purposes of determining whether a violation of this Code has or may have occurred. Transactions undertaken in violation of these prohibitions will either be required to be unwound, or any profits realized by an Access Person on any personal transactions in Securities within the proscribed periods (either undertaken while an Advisory Client has an open order, or within the 7-day blackout period) will be required to be disgorged (to an entity designated by the President of the Adviser [or his designee]), and the Access Person will be subject to disciplinary action, as determined by the Chief Compliance Officer and/or the Investment Company’s Board of Directors.

(g)	All Investment Personnel are prohibited from serving on the boards of directors of any Public Company, absent express prior authorization from the President of the Adviser (or his designee). Authorization to serve on the board of a Public Company may be granted in instances where the President of the Adviser (or his designee) determines that such board service would be consistent with the interests of the Advisory Clients, including shareholders of the Investment Company. If prior approval to serve as a director of a Public Company is granted, an Investment Personnel has an affirmative duty to excuse himself from participating in any deliberations by the Advisory Client regarding possible investments in the securities issued by the Public Company on whose board the Investment Personnel sits.

(h)	When purchasing, exchanging, or redeeming shares of an Investment Company, Supervised Persons must comply in all respects with the policies and standards set forth in the Investment Company’s prospectus, including restrictions on short-term trading. With the exception of transactions in money market funds, redemptions or exchanges made within 30 days after the most recent purchase, determined on the last-in, first-out basis, are prohibited.

(i)	This Section does not apply to Disinterested Directors.

Effective 8/1/2006	6

6.	Reporting

(a)	Every Access Person shall report to the Adviser the information described in Section 6(d) of this Code with respect to transactions (other than those personal transactions in Securities exempted under Section 3 of this Code) in any Security in which such Access Person or immediate family member sharing the same household has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

(b)	Every Access Person is required to direct his or her broker to forward to the Compliance Department, on a timely basis, duplicate copies of both confirmations of all personal transactions in Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

(c)	Within 10 calendar days of commencement of employment as an Access Person, the Access Person will provide the Chief Compliance Officer (or his or her designee) with an initial holdings report (Exhibit B) including:

i.	the full name (title), description (type and exchange ticker symbol or CUSIP number), number of shares and principal amount, of each Security in which the Access Person or any immediate family member sharing the same household had any direct or indirect beneficial ownership when the person became an Access Person;

ii.	the name of any broker, dealer or bank maintaining an account in which any Securities are held; and

iii.	date and signature.

(d)	Within 30 calendar days after the end of each quarter, the Access Person will provide the Chief Compliance Officer (or his or her designee) with a transaction report (Exhibit C) containing the following information:

i.	the date of the transaction, the title, and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares, and the principal amount of each Security involved;

ii.	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.	the price at which the transaction was effected;

iv.	the name of the broker, dealer or bank with or through which the transaction was effected;

v.	date and signature; and

Effective 8/1/2006	7

vi.	if there were no personal transactions in Securities during the period, either a statement to that effect or the word “None” (or some similar designation).

(e)	An Access Person may satisfy the quarterly transaction reporting requirements by submitting broker account statements as an attachment to Exhibit C.

(f)	By February 15th of each year, the Access Person will provide the Chief Compliance Officer (or his or her designee) with an annual holdings report (Exhibit B) listing all Securities held by such Access Person as of December 31st of the prior year.

(g)	By February 15th of each year, every Supervised Person will provide the Chief Compliance Officer (or his or her designee) with certification that they have received, read, and understand the provisions of this Code, and that they recognize that they are subject to its provisions (Exhibit D). Such certification shall also include a statement that the Supervised Person has complied with the requirements of this Code and that the Supervised Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

(h)	Failure to complete the required reports in the specified timeframe is a violation of Rule 17j-1 under the 1940 Act as well as the Code, and may be reported to the Adviser’s and Investment Company’s Board of Directors and may also result, among other things, in denial of future personal security transaction requests.

7.	Gift Policy

All Investment Personnel are prohibited from offering or receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any calendar year from any person or entity from, to or through whom the Adviser purchases or sells Securities, or an issuer of Securities. All other Access Persons must receive approval from the President of the Adviser or the Wealth Management General Counsel prior to offering or accepting any gift, favor, preferential treatment, valuable consideration or other thing of more than a de minimis value in any calendar year. For purposes of this section, de minimis value is equal to $100 or less.

Any Access Person who offers or receives any gift, favor, preferential treatment, valuable consideration or other thing of value from any person or entity that does business either with or on behalf of an Advisory Client (including an issuer of Securities or any entity or person through whom an Advisory Client purchases or sells Securities) is required to report the offer or receipt of such gift to the Chief Compliance Officer (or his or her designee).

The gift policy does not apply to the following items:

(a)	salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person’s employment responsibilities for the Access Person’s employer;

Effective 8/1/2006	8

(b)	the offer or acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

(c)	the offer or acceptance of advertising or promotional material of nominal value, which is generally $50 or less, such as pens, pencils, note pads, key chains, calendars and similar items;

(d)	the offer or acceptance of gifts, meals, refreshments, or entertainment of reasonable value, which is generally $100 or less, that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

(e)	the offer or acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

8.	Disinterested Directors

A Disinterested Director, who would be required to make a report solely by reason of being an investment company director, is exempt from all reporting requirements outlined above except as follows. A Disinterested Director need only report a personal transaction in a Security if such director, at the time of that personal transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of Marshall Funds, Inc., should have known that, during the 15-day period immediately preceding or following the date of the personal transaction by the director, such Security was purchased or sold by Marshall Funds, Inc. (or any portfolio thereof) or was being considered for purchase or sale by Marshall Funds, Inc. (or any portfolio thereof) or its investment adviser. Such reports shall be submitted to the Chief Compliance Officer within 30 days after the end of the quarter on the form attached as Exhibit E.

9.	Reporting Violations and Sanctions

Supervised Persons who are aware of any possible violations of this Code must promptly report them to the Chief Compliance Officer. The Chief Compliance Officer will review all such reports, all reports required under Section 6 of this Code, and personal trading activity and trading records to identify improper trades or patterns of trading or possible violations. Upon determining that a violation of this Code or its Associated Procedures has occurred, the Chief Compliance Officer may take such actions or impose such sanctions, if any, as he or she deems appropriate, including, but not limited to: (a) a letter of censure; (b) suspension; (c) a fine, either nominal or substantial; (d) the unwinding of trades; (e) the disgorging of profits; or (f) termination. These sanctions may be assessed individually or in combination. Prior violations by the Supervised Person and the degree of responsibility exercised by the Supervised Person will be taken into consideration in the assessment of sanctions. In instances where a member of an Access Person’s household commits the violation, any sanction will be imposed on the Access Person.

Effective 8/1/2006	9

10.	Waivers by the Chief Compliance Officer

The Chief Compliance Officer may, in his or her discretion, after consultation with the President of the Adviser, waive compliance by an Access Person with the provisions of the Code, if he or she finds that such a waiver: (i) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances; (ii) will not be inconsistent with the purposes and objectives of the Code; (iii) will not adversely affect the interests of any Advisory Client or the interests of the Adviser or its affiliates; and (iv) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations. Any waiver shall be in writing and shall contain a statement of the basis for the waiver.

11.	Annual Report to Marshall Funds’ Board Of Directors

No less frequently than annually, the Adviser and Marshall Funds, Inc. are each required to furnish to the Marshall Funds’ Board of Directors a written report that:

(a)	describes any issues arising under the Code of Ethics since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(b)	certifies that the Adviser and Marshall Funds, Inc. have adopted procedures reasonably necessary to prevent access persons from violating the Code.

12.	Confidentiality

All reports and records monitored, prepared or maintained pursuant to this Code shall be considered confidential and proprietary to the Adviser and/or Marshall Funds, Inc. and shall be maintained and protected accordingly, except to the extent necessary to implement and enforce provisions of the Code or to comply with requests for information from government agencies.

Effective 8/1/2006	10

EXHIBIT A

ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST

Background:

The Code of Ethics states that advance clearance is required for all Securities transactions in which an Access Person has a beneficial ownership interest.

Clearance/Review Request:

1.	Name of Access Person:

2.	If different than (1), name of person in whose account the trade will occur:

3.	Relationship of (2) to (1):

4.	Name of Security:

5.	Maximum number of shares or units to be purchased or sold or amount of bond:

6.	Check if applicable:	Purchase	Market Order

		Sale	Limit Order	(Limit Order Price: )

To:	Chief Compliance Officer	From:	Date: / /

I (or the account in which I have a beneficial ownership interest) intend to purchase/sell the above-named Security (on date if other than above:             /            /            ).

I confirm that to the best of my knowledge, the proposed transaction is in compliance with the Code of Ethics.

Access Person Signature:

Date

Chief Compliance Officer (or his or her designee) Signature and Date:

Original to Chief Compliance Officer

Copy to Access Person

11

EXHIBIT B

INITIAL AND ANNUAL HOLDINGS REPORT

MARSHALL FUNDS, INC.

M&I INVESTMENT MANAGEMENT CORP.

CODE OF ETHICS

SECURITIES HOLDINGS LIST

Please list below all Securities, as defined in the Code of Ethics of M&I Investment Management Corp., beneficially owned by the undersigned as of the date set forth below (attach another sheet if necessary):

Security (Title & Type)	Ticker or CUSIP	No. Shares/Units	Principal Amount
1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Please list below all accounts with securities brokerage firms in the name of the undersigned or in which the undersigned has a beneficial interest as of the date set forth below. If the account contains only mutual funds, excluding Marshall Funds, please indicate this with an “*”.

Brokerage Firm	Name on Account	Account No.
1.
2.
3.
4.
5.
6.
7.

I CERTIFY THAT THE ABOVE-REFERENCED ACCOUNTS NOTED WITH AN “*” CONTAIN UNAFFILIATED MUTUAL FUNDS ONLY. I CERTIFY THAT I WILL NOT TRADE MARSHALL FUNDS, STOCKS AND/OR BONDS IN THESE ACCOUNTS AND THUS WILL NOT NEED TO SUBMIT DUPLICATE STATEMENTS.

Date:	Signature:

Name:
(Please print)

12

EXHIBIT C

QUARTERLY TRANSACTION REPORT AND FORM U4 REVISION RECORD	FOR THE QUARTER ENDED
Transaction Record for (Print Name)	Complete by Return to

(Check one)	☐IMC Employee	☐MIBS/MIFA Employee	☐Trust Employee	☐Other Employee
(Specify)

I am reporting below all transactions required to be reported for the quarter pursuant to the Code of Ethics and/or NASD rules and regulation. The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

Check box:	Yes	No
I had reportable transactions during this reporting period.
All transactions required to be reported are included in the attached broker account statements.
I received gifts or favors from brokers, dealers or others during this reporting period. If any gifts or favors were received, attach a complete explanation to this form.
I have changes to report on my Form U4. Changes include: name or address changes, outside business activities etc. Reportable events such as notification of regulatory complaint or proceeding, involvement in an investment related civil action or a bankruptcy filing. (List on reverse)

Employee Signature	Date

Date of Transaction	Name of Security and Ticker	Interest Rate	Maturity Date	Principal Amount	Number of Shares or Par	Type of Transaction (B) (S) (Other)	Price	Broker/Bank/Other	Name of Account (if other than yourself)

REVIEWED:
						Date		Compliance Review Signature
FOLLOW-UP ACTION (if any):

13

EXHIBIT D

MARSHALL FUNDS, INC.

M&I INVESTMENT MANAGEMENT CORP.

CODE OF ETHICS

ANNUAL CERTIFICATION

The undersigned hereby certifies that he/she has received, read and understands the Code of Ethics of M&I Investment Management Corp. and Marshall Funds, Inc. The undersigned recognizes that he/she is subject to the provisions of the Code of Ethics and agrees to report or disclose all personal transactions in Securities that are required to be reported or disclosed pursuant to the Code of Ethics.

The undersigned further certifies that during the past year he/she has reported all personal transactions in Securities that are required to be reported or disclosed pursuant to the Code of Ethics and has complied with the Code of Ethics in all other respects.

Date:	Signature:

Name:
(Please print)

EXHIBIT E

MARSHALL FUNDS, INC.

TRANSACTION REPORTING FORM FOR DISINTERESTED DIRECTORS

Background. Marshall Funds, Inc. (the “Marshall Funds” or “Funds”) has adopted a code of ethics (the “Code of Ethics”) to comply with Rule 17j-1 of the Investment Company Act. The Code of Ethics requires “access persons” to report their personal securities transactions. While the definition of “access person” includes directors of Marshall Funds, a director who is not an “interested person” of the Funds (i.e. a “Disinterested Director”) and who would be required to make a report solely by reason of being a Fund director, is not required to submit initial or annual holdings reports and is only required to report transactions in Securities (as defined by the Code of Ethics) on a quarterly basis if the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director’s transaction in a Security, a Fund purchased or sold the Security, or the Fund or its investment adviser considered purchasing or selling the Security.

Transaction Reporting. Each Disinterested Director shall submit to the Chief Compliance Officer of M&I Investment Management Corp., the Fund’s investment adviser, a list of any applicable transactions, as described above, within 30 days of each calendar quarter end on this Form. To the extent the Disinterested Director does not have any applicable transactions, this Form need not be submitted. The Disinterested Directors will be reminded periodically of their reporting responsibilities. The reporting of any transaction below shall not be construed as an admission of any direct or indirect beneficial ownership in the subject security.

TRANSACTION RECORD FOR (Print Name)	FOR THE QUARTER ENDED

I am reporting below all transactions required to be reported for the quarter pursuant to the Code of Ethics.

Date of Transaction	Name of Security and Ticker	Interest Rate	Maturity Date	Principal Amount	Number of Shares or Par	Type of Transaction (B) (S) (Other)	Price	Broker/Bank/ Other	Name of Account (if other than yourself)

Disinterested Director Signature					Date

REVIEWED:
	Date	Compliance Review Signature
FOLLOW-UP ACTION (if any):

15